Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of CSS Industries, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. M. Erskine, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID J. M. ERSKINE

David J. M. Erskine President and Chief Executive Officer

January 26, 2005